Exhibit 99.1


 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact:  Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652

   FOR IMMEDIATE RELEASE
   ---------------------

        JACK HENRY ANNOUNCES THE ACQUISITION OF TANGENT ANALYTICS, LLC

 Monett, MO - March 2, 2005 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading provider of integrated computer systems and ATM/debit card/ACH transaction processing, today announced its acquisition of Tangent Analytics, LLC, a leading developer of Web-based business intelligence systems. Terms of the transaction were not disclosed.

 This acquisition follows the strategic alliance established between Jack Henry and Tangent Analytics that facilitated the joint development of the Intelligence Warehouse and Intelligence Manager solutions. Intelligence Warehouse is a sophisticated data consolidation, reporting, and analysis system that is supported by Intelligence Manager, a Web-based dashboard that provides desktop access to user-defined decision-support information, performance metrics, and analysis tools.

 According to Jack Prim, CEO of Jack Henry & Associates, "In order to maximize performance and profits, financial institutions of all sizes must have accessible, accurate, and timely business intelligence. Intelligence Warehouse and Intelligence Manager are proving to be high-interest solutions among our clients for managing strategic areas of their businesses more effectively with consolidated, real-time decision-support information and analytics."

 Russ Bernthal, president and CEO of Tangent Analytics, said, "Intelligence Warehouse and Intelligence Manager provide diverse financial organizations with centralized repositories of actionable information about their customers, products, profitability, and risks. As financial institutions grow and expand their offerings, data gathering, reporting, and analysis becomes dramatically more complex. Tangent's turnkey business intelligence solutions leverage data structuring expertise and state-of-the-art data warehouse technology to seamlessly compile the information financial institutions need to identify and respond to business trends, and to make more informed strategic and tactical decisions."

 Tony Wormington, president of Jack Henry, reported, "We also have identified opportunities to leverage Tangent's data consolidation, reporting, and analysis applications to further enhance the solution suites offered by several of our recently acquired companies, including the ATM channel management solution provided by eClassicSystems, Inc.; and the risk mitigation solutions provided by Optinfo, Inc. Tangent's solutions provide the sophisticated and proven foundation for our company-wide data warehouse solutions."

 Kevin Williams, CFO of Jack Henry, concluded, "We do not expect this acquisition to impact revenue or EPS in the near-term. But we believe the ability to more proactively control the ongoing development and enhancement of these solutions will provide our clients with competitively distinct business intelligence that will become mission-critical IT solutions. Consistent with the majority of our recent acquisitions, Tangent Analytics also provides a product offering that is compatible with larger financial institutions and can be sold outside our traditional markets."


 About Tangent Analytics, LLC

 Tangent Analytics provides a fully integrated, Web-based business intelligence framework called BI Navigator[R], which integrates enterprise-wide systems with other internal/external information sources to deliver the intelligence organizations need to make better decisions faster. In addition to the BI Navigator product, Tangent offers three tailored application solutions in the areas of sales analytics, manufacturing operations analytics, and financial analytics. The Tangent delivery team works with its clients to deploy BI Navigator or a tailored application solution, provide expert training in the use of BI Navigator, and to develop custom applications and framework additions to meet clients' unique business requirements.

 Founded in 1999, Tangent is headquartered in Winston-Salem, NC, and services companies across the U.S. and Canada. For additional information, please visit Tangent's Web site at www.tangentanalytics.com


 About Jack Henry & Associates, Inc.

 Jack Henry (Nasdaq: JKHY) is a single source for integrated, enterprise-wide automation that enables financial institutions to execute their dynamic business strategies with solutions that are tailored to support their unique growth, service, operational, and profit goals.

 Jack Henry currently serves approximately 7,700 financial institutions with solutions that blend unmatched personal service, sophisticated functional capabilities and technology, in-house and outsourced operating environments, industry expertise, and integrity-based business relationships.

 Additional information about Jack Henry and its extensive array of products and services is available at www.jackhenry.com.

 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.



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